Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

HEALTHTRONICS, INC.

ARTICLE 1.

OFFICES

The Corporation shall maintain at all times a registered office in the State of Georgia and a registered agent at that address, but may have other offices located within or without the State of Georgia as the Board of Directors may determine.

ARTICLE 2.

MEETINGS OF SHAREHOLDERS

2.1 Place and Time of Meetings. A meeting of the shareholders shall be held at such time and at such place, within or without the State of Georgia, as the Board of Directors or the shareholders may from time to time select. If no place is selected, the meeting shall be at the principal office of the Corporation.

2.2 Annual Meeting. An annual meeting of the shareholders shall be held at such date, time and place, within or without the State of Georgia, as the Board of Directors shall designate and state in the notice of the meeting.

2.3 Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, by the Chairman of the Board or the President, or by the holder or holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Such shareholders must sign, date, and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is held. Special shareholders’ meetings shall be held at a place designated by the Board of Directors, within or without the State of Georgia.

2.4 Record Date. The Board of Directors shall fix in advance a date as the record date for a determination of shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

2.5 Notice of Meeting. Written notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Chairman of the Board or the President or the other person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual meeting considering an amendment to the Articles of Incorporation or these Bylaws for which shareholder approval is required, a merger, share exchange, sale, lease, exchange, or other disposition of all or substantially all the Corporation’s assets, or dissolution, the meeting notice must state that one of the purposes of the meeting is consideration of such a matter and must be accompanied by a copy or summary of the amendment or plan. Written notice shall be given personally, by mail, by private courier, by facsimile transmission, or by telephone, telegraph, or other form of wire or wireless communication. If mailed, notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

2.6 Waiver of Notice. Notice of a meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the date and time stated in the notice. Waiver must be in writing and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to: (1) lack of notice or defective notice of a meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) consideration at the meeting of a particular matter that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets, or any other action which would entitle the shareholder to dissent and obtain payment for his shares shall not be effective unless: (a) prior to execution of the waiver, the shareholder is furnished with the same material required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters’ rights; or (b) the waiver expressly waives the right to receive the materials required to be furnished.

2.7 Quorum. Except as may be provided in the Articles of Incorporation and subject to Article 10 hereof, a majority of the shares entitled to be cast on a matter by the voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. Once a share is represented at a meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

2.8 Voting Rights. Except as otherwise provided by law or in the Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.

2.9 Vote Required to Carry Action. Except as provided in Article 10 hereof, if a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Directors are elected at the annual meeting by a plurality of the votes cast by shares entitled to vote in the election.

2.10 Proxies. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy by executing a writing which authorizes another person or persons to vote or otherwise act on the shareholder’s behalf. Execution may be accomplished by any reasonable means, including facsimile telecommunication. A proxy is effective when received by the officer authorized to tabulate votes and is valid for eleven (11) months from the date of its execution, unless a longer period is expressly provided in the appointment form. An appointment of proxy is revocable by a shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

2.11 Adjournment. Any meeting of the shareholders may be adjourned by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present. Notice of an adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided the date, time, and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and provided that the new date is not more than one hundred twenty (120) days after the date of the original meeting. If the new meeting date is more than one hundred twenty (120) days after the date fixed for the original meeting, the Board shall fix a new record date, and notice must be given to persons who are shareholders as of the new record date. At an adjourned meeting at which a quorum is present or represented, any business that could have been transacted at the meeting originally called may be transacted, unless a new record date is or must be set forth for that adjourned meeting.

2.12 Action by Consent of Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take action at a meeting at which all shareholders entitled to vote were present and voted. Action with respect to the election of directors as to which shareholders would be entitled to cumulative voting may be taken without a meeting only by written consent of all the shareholders entitled to vote on the action. If action is taken by less than all of the shareholders entitled to vote on the action, all voting shareholders on the record date who did not participate in taking the action shall be given written notice of the action, together with the materials required for valid written consent, not more than ten (10) days after the taking of the action without a meeting. The action must be evidenced by one or more written consents describing the action taken, signed by the shareholders entitled to take action without a meeting and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. All consenting shareholders shall be furnished with the same required material that would have been sent to the shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters’ rights, unless the written consent contains an express waiver of the right to receive materials otherwise required to be furnished. A consent signed by a shareholder has the effect of a vote taken at a meeting and may be described as such in any document.

If notice of an action by shareholders is required to be given to nonvoting shareholders and the action is taken by voting shareholders without a meeting, the Corporation shall give its nonvoting shareholders written notice of the action not more than ten (10) days after the taking of action without a meeting. Such notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action.

ARTICLE 3.

DIRECTORS

3.1 Number, Qualification and Term of Office. The business and affairs of the Corporation shall be managed by a Board of Directors, which may consist of a single member. The exact number of directors may be established or changed from time to time, by resolution of the Board of Directors or the shareholders. The terms of the preceding sentence may be amended to deprive the shareholders of the authority granted thereby only by vote of or consent of the shareholders. The directors shall be natural persons of the age of eighteen (18) years or older, but need not be residents of the State of Georgia or hold shares of stock in the Corporation. The terms of the initial directors of the Corporation will expire at the first shareholders’ meeting at which directors are elected. Each director shall hold office for the term to which he is elected or appointed and until his successor has been elected or appointed, and has qualified, or until his earlier resignation, removal from office, death or incapacity to serve.

3.2 Vacancies. A vacancy occurring on the Board of Directors shall be filled by the shareholders or by the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office. A vacancy that will occur at a specific later date (including but not limited to a resignation that specifies a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

3.3 Removal of Directors. Any or all of the directors of the Corporation may be removed at any time, with or without cause, by the holders of a majority in voting power of the issued and outstanding voting stock of the Corporation. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

3.4 Compensation. The Board of Directors may fix the compensation of directors.

3.5 Interested Director Transactions. An interested director is one who is a party to a contract or transaction with the Corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership, association, or other entity which is a party to a contract or transaction with the Corporation. Transactions involving such a director are governed by Section 14-2-860, et seq., of the Georgia Business Corporation Code, as may be amended.

ARTICLE 4.

MEETINGS OF THE BOARD

4.1 Place and Time of Meetings. Regular or special meetings of the Board of Directors may be held at such time and place within or without the State of Georgia as the Board of Directors may from time to time designate.

4.2 Annual Meeting. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders, or at such other time or place as the Board of Directors shall designate. Written notice of annual meetings of the Board of Directors shall be given personally, by mail, by private courier, by facsimile transmission, or by telephone, telegraph or other form of wire or wireless communication.

4.3 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President and shall be called by the President or the Secretary upon the written request of twenty-five percent (25%) of the Board of Directors, on one day’s written notice to each director by whom such notice is not waived. Notice shall be given personally, by mail, by private courier, by facsimile transmission, or by telephone, telegraph or other form of wire or wireless communication, and need not describe the business to be transacted at, nor the purpose of, the special meeting.

4.4 Waiver of Notice. A director may waive any notice either before or after the date and time stated in the notice. Such a waiver must be in writing, signed by the director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.5 Quorum. A quorum of the Board of Directors consists of a majority of the number of directors then in office. If a quorum is present, the acts of a majority of the directors in attendance shall be the acts of the Board of Directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) that director objects at the beginning of the meeting (or promptly upon arrival) to holding the meeting or to transacting business at the meeting; (b) the dissent or abstention of that director from the action taken is entered into the minutes of the meeting; or (c) that director delivers written notice of dissent or abstention to the presiding officer of the meeting before, or to the Corporation immediately after, adjournment of the meeting. The right of dissent is not available to a director who votes in favor of an action taken.

4.6 Adjournment. A meeting of the Board of Directors may be adjourned by a majority of the directors present, whether or not a quorum exists. Notice of the time and the place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

4.7 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the effect of a unanimous vote at a meeting at which all directors entitled to vote were present and voted, and may be described as such in any document.

4.8 Participation in Meetings Other Than in Person. Members of the Board of Directors may participate in a meeting of the Board by any means of communication by which all persons participating in the meeting can hear each other. Participation in a meeting in such manner shall constitute presence in person at such meeting.

ARTICLE 5.

COMMITTEES

5.1 Formation and Powers. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve thereon. To the extent specified by the Board of Directors, each committee may exercise all of the powers of the Board of Directors in the management of the business affairs of the Corporation. However, a committee shall not have the power to: (i) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Articles of Incorporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, as it may hereafter be amended; (iv) adopt, amend or repeal these Bylaws; or (v) approve a plan of merger not requiring shareholder approval.

5.2 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, to fill vacancies on any committee, and to dissolve any committee.

ARTICLE 6.

OFFICERS

6.1 Generally. The officers of the Corporation shall consist of a Secretary and, if deemed by the Board of Directors of the Corporation to be necessary or appropriate to conduct the business of the Corporation, a Chairman of the Board, a President, a Treasurer, a Chief Legal Officer and one or more Vice Presidents. Two or more offices may be held by the same person. The officers shall be elected by the directors or, when specifically provided herein, may be appointed by the President or the Chairman of the Board, and each officer shall hold office for the term to which he is elected or appointed and until his successor has been elected or appointed, and has qualified, or until his earlier resignation, removal from office, death or incapacity to serve.

6.2 Chairman of the Board. If elected by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders and shall be an ex-officio member of all standing committees and shall preside at meetings of such committees unless the Board of Directors, in constituting such committees, shall designate or elect some other person to be the chairman thereof. The Chairman of the Board shall have the authority to execute agreements, instruments and other documents on behalf of the Corporation and shall have such other duties as the Board of Directors shall designate.

6.3 President. Unless otherwise specified by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall have the responsibility for the general supervision of the business affairs of the Corporation. He shall, if also a director and in the absence of a Chairman of the Board, preside at all meetings of shareholders and directors and discharge the duties of a presiding officer, shall present at each annual meeting of the shareholders a report of the business of the Corporation for the preceding fiscal year, and shall perform whatever other duties the Board of Directors may from time to time prescribe.

6.4 Secretary. The Secretary shall have the responsibility for preparing minutes of all meetings of the shareholders and directors, and for authenticating records of the Corporation, and shall have charge of the minute books, stock books and seal of the Corporation, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

6.5 Treasurer. If elected or appointed, the Treasurer shall be charged with the management of the financial affairs of the Corporation, shall have the power to recommend action concerning the Corporation’s affairs to the President, and shall perform whatever other duties the Board of Directors may from time to time prescribe.

6.6 Chief Legal Officer. If elected or appointed, the Chief Legal Officer shall be charged with the management of the legal affairs of the Corporation, shall have the power to recommend action concerning the Corporation’s affairs to the President, and shall perform whatever other duties the Board of Directors may from time to time prescribe.

6.7 Vice President. In the absence or disability of the President, the Vice Presidents, if any, elected by the Board of Directors, shall perform the duties and exercise the powers of the President. The Vice Presidents shall perform such other duties and have such other powers as the President, the Chairman of the Board or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the President shall disburse to the Vice Presidents in such specified order of seniority.

6.8 Assistant Secretary. Assistants to the Secretary may be appointed, and shall have such duties as shall be delegated to them, by the Chairman of the Board, the President, the Secretary or the Board of Directors.

6.9 Vacancies. Vacancies which occur in any of the executive offices by death, resignation, or otherwise, may be filled by the Board of Directors. An officer so selected shall hold office for the remainder of the term of the officer vacating such office and until his successor has been elected or appointed and has qualified, or until his earlier resignation, removal from office, death or incapacity to serve.

6.10 Salaries. The Board of Directors shall fix the salaries of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the Board.

6.11 Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

6.12 Removal of Officers and Agents. An officer or agent of the Corporation may be removed by a majority vote of the Board of Directors whenever in its judgment the best interests of the Corporation will be served by the removal. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

ARTICLE 7.

CAPITAL STOCK

7.1 Certificates. The interest of each shareholder may be evidenced by a certificate or certificates representing shares of stock of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt, shall be numbered and shall be entered in the books of the Corporation as they are issued. Each share certificate shall state, on its face, the name of the Corporation and that it is organized under the laws of Georgia, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. Also, each certificate may bear the seal of the Corporation or a facsimile thereof and shall be signed, either manually or in facsimile, by any one of the following: the Chairman of the Board, the President, the Secretary, the Treasurer or an Assistant Secretary, or other officer designated by the Board of Directors for such purpose. If the certificate is signed in facsimile, it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile.

7.2 Certificateless Shares. The Board of Directors of the Corporation may authorize the issuance of some or all of the shares of stock, of any or all of its classes or series, without certificates. Within a reasonable time after the issue or transfer of the shares without certificates, the Corporation shall send the shareholder to whom a share is to be issued a written statement specifying the name of the Corporation, that the Corporation is organized under the laws of Georgia, the name of the person to whom the shares are issued or transferred, the number and class of shares and the designation of the series, if any, that the certificate represents, and any applicable restriction on the transfer of such shares.

7.3 Registry. The Corporation shall keep or cause to be kept a record of shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

7.4 Transfers. Transfers of stock shall be made on the books of the Corporation only by the person named on the certificate, or by an attorney, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.6 of these Bylaws.

7.5 Registered Owner. The Corporation shall be entitled to treat the holder of record of any share of stock of the Corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.6 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of such claim in such manner as the Board of Directors may require and shall, if the directors so require, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE 8.

INDEMNIFICATION OF OFFICERS, DIRECTORS, AND

EMPLOYEES

8.1 Definitions. As used in this Article, the term:

(a) “Corporation” includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b) “Director” means an individual who is or was a Director of the Corporation or an individual who, while a Director of the Corporation, is or was serving at the

Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A “Director” is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a Director.

(c) “Disinterested Director” means a director who at the time of a vote referred to in Section 8.3(c) or a vote or selection referred to in Section 8.4(b), 8.4(c) or 8.7(a) of this Article VIII is not: (i) a party to the proceeding; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the Director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgment when voting on the decision being made.

(d) “Employee” means an individual who is or was an Employee of the Corporation or an individual who, while an Employee of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An “Employee” is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Employee” includes, unless the context requires otherwise, the estate or personal representative of an Employee.

(e) “Expenses” includes counsel fees.

(f) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(g) “Officer” means an individual who is or was an Officer of the Corporation which for purposes of this Article VIII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An “Officer” is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Officer” includes, unless the context requires otherwise, the estate or personal representative of an Officer.

(h) “Official capacity” means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an Officer, the office in a corporation held by the Officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

(i) “Party” means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(j) “Proceeding” means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

8.2 Basic Indemnification Arrangement.

(a) Except as provided in subsection (d) below and, if required by Section 8.4 below, upon a determination pursuant to Section 8.4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (a), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a Director or Officer against liability incurred by him in the proceeding if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interest of the Corporation, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(b) A person’s conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 8.2(a) above.

(c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 8.2(a) above.

(d) The Corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under Section 8.2(a) above, or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

8.3 Advances for Expenses.

(a) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a Director or Officer who is a party to a proceeding because he is a Director or Officer in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in subsection 8.2(a) above or that the proceeding involves conduct for which liability has been eliminated under the Corporation’s Articles of Incorporation; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 8.3(b), executed personally or on his behalf, to repay any funds advanced if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

(b) The undertaking required by subsection 8.3(a)(ii) above must be an unlimited general obligation of the Director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

(c) Authorizations under this Section shall be made: (i) by the Board of Directors: (A) when there are two or more disinterested directors, by a majority vote of all disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested Directors appointed by such a vote; or (B) when there are fewer than two disinterested Directors, by a majority of the Directors present, in which authorization directors who do not qualify as disinterested Directors may participate; or (ii) by the shareholders, but shares owned or voted under the control of a Director who at the time does not qualify as a disinterested Director with respect to the proceeding may not be voted on the authorization.

8.4 Authorization of and Determination of Entitlement to Indemnification.

(a) The Corporation shall not indemnify a Director or Officer under Section 8.2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he has met the relevant standard of conduct set forth in subsection 8.2(a) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a Director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a Director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

(b) The determination referred to in subsection 8.4(a) above shall be made:

(i) If there are two or more disinterested Directors, by the Board of Directors by a majority vote of all the disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested Directors appointed by such a vote;

(ii) by special legal counsel:

(1) (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision 8.4(b)(i); or

(2) (B) If there are fewer than two disinterested Directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested Directors may participate); or

(iii) by the shareholders; but shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested Director may not be voted on the determination.

(c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses of a Director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 8.4(b) above, except that if there are fewer than two disinterested Directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 8.4(b)(ii)(A) above to select counsel.

(d) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (b) above or Section 8.5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under Section 8.5 below.

(e) The Corporation may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this Article. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in Section 8.3(c) or Section 8.4(c).

8.5 Court-Ordered Indemnification and Advances for Expenses. A Director or Officer who is a party to a proceeding because he is a Director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that:

(i) The Director or Officer is entitled to indemnification under this part; or

(ii) In view of all the relevant circumstances, it is fair and reasonable to indemnify the Director or Officer or to advance expenses to the Director or Officer, even if the Director or Officer has not met the relevant standard of conduct set forth in subsection 8.2(a) above, failed to comply with Section 8.3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of Section 8.2(d), but if the Director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 8.7 below provides otherwise.

If the court determines that the Director or Officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the Director’s or Officer’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.

8.6 Indemnification of Employees.

At the discretion of the Board of Directors, the Corporation may indemnify and advance expenses under this Article to an Employee of the Corporation who is not a Director or Officer to the same extent, consistent with public policy, as to a Director or Officer.

8.7 Shareholder Approved Indemnification.

(a) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a Director who at the time does not qualify as a disinterested Director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Corporation shall not indemnify a person under this Section 8.7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

(i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

(ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

(iv) for any transaction from which he received an improper personal benefit.

(b) Where approved or authorized in the manner described in subsection 8.7(a) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

(i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 8.7(a)(i)-(iv) above; and

(ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

8.8 Liability Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director, Officer, Employee, or agent of the Corporation or who, while a Director, Officer, Employee, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, Officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a Director, Officer, Employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 8.2 or Section 8.3 above.

8.9 Witness Fees. Nothing in this Article shall limit the Corporation’s power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

8.10 Report to Shareholders. If the Corporation indemnifies or advances expenses to a Director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders’ meeting.

8.11 Severability. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

8.12 Indemnification Not Exclusive. The rights of indemnification provided in this Article VIII shall be in addition to any rights which any such Director, Officer, Employee or other person may otherwise be entitled by contract or as a matter of law.

8.13 Amendments to Georgia Business Corporation Code. In the event that, following the date of these Bylaws, the Georgia Business Corporation Code is amended to expand the indemnification protections that a Georgia corporation is permitted to provide to its Directors and Officers, as applicable, the indemnification protections set forth in this Article VIII shall be automatically amended, without any further action by the Board of Directors, the shareholders of the Corporation or the Corporation, to provide the same indemnification protections to the fullest extent provided by such amendments to the Georgia Business Corporation Code.

ARTICLE 9.

MISCELLANEOUS

9.1 Inspection of Books. (a) A shareholder (defined in (c) below) may inspect and copy, during regular business hours at the corporation’s principal office, the following if he gives the Corporation written notice of his demand at least five (5) business days prior to the requested date of inspection: (1) the Corporation’s Articles of Incorporation and all amendments to them currently in effect; (2) the Corporation’s Bylaws and all amendments to them currently in effect; (3) resolutions adopted by either its shareholders or board of directors increasing or decreasing the number of directors, the classification of directors, if any, and the names and residence addresses of all members of the board of directors; (4) Resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; and any resolutions adopted by the board of directors that affect the size of the board of directors; (5) the minutes of all shareholders’ meetings, executed waivers of notice of meetings, and executed written consents evidencing all action taken by shareholders without a meeting, for the previous three years; (6) all written communications to shareholders generally within the previous three years and the financial statements required to be made available to the shareholders for the previous three years under Section 14-2-1620 of the Georgia Business Corporation Code; (7) a list of the names and business addresses of its current directors and officers; and (8) its most recent annual registration delivered to the Secretary of State under Section 14-2-1622 of the Georgia Business Corporation Code. (b) A shareholder may inspect and copy, during regular business hours at a reasonable location specified by the Corporation (1) Excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under Section 9.1(a); (2) accounting records of the Corporation; (3) the record of shareholders. A shareholder may inspect these records of the Corporation only if: (i) his demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder; (ii) he describes with reasonable particularity his purpose and the records he desires to inspect; (iii) the records are directly connected with his purpose; and (iv) the records are to be used only for the stated purpose. In addition, any shareholder owning two percent (2%) or less of the shares outstanding shall be liable for any expenses of any kind incurred by any party consequent to such inspection, including legal expenses incurred by the Corporation.

9.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event that it is inconvenient at any time to use the corporate seal of the Corporation, the words “Seal” or “Corporate Seal” enclosed in parentheses or scroll shall be deemed the corporate seal of the Corporation.

9.3 Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

ARTICLE 10.

AMENDMENTS

10.1 Articles of Incorporation. An amendment to the Articles of Incorporation that changes or deletes a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement prescribed in the provision being amended.

10.2 Bylaws. These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted, by the Board of Directors at any regular or special meeting of the Board of Directors, unless the shareholders, in amending or repealing a particular Bylaw, expressly provide that the Board of Directors may not amend or repeal that Bylaw, or unless otherwise provided in the Articles of Incorporation or these Bylaws. If such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of the meeting. The shareholders may amend or repeal the Corporation’s Bylaws, or adopt new Bylaws, even though the Bylaws may also be amended or repealed by the Board of Directors.

10.3 Quorum and Voting Requirements for Shareholders. A Bylaw that fixes a greater quorum or voting requirement for shareholders may not be adopted, amended or repealed by the Board of Directors.

10.4 Quorum and Voting Requirements for Board of Directors. A Bylaw that fixes a greater quorum or voting requirement for the Board of Directors (1) may be adopted, amended or repealed by the shareholders only by the affirmative vote of a majority of the votes entitled to be cast; or (2) may be adopted, amended or repealed by the directors only by a majority of the entire Board of Directors.

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